                     AMENDMENT TO WHOLESALE POWER AGREEMENT


     This Amendment to the Wholesale Power Agreement between Lower Colorado River Authority ("LCRA") and McCulloch Electric Cooperative, Inc. ("Customer"), dated June 25, 1977, is entered into as of the 28th day of September, 1987.

     In consideration of the mutual promises set forth, LCRA and Customer agree as follows:

     1. PERIOD OF EXTENSION. The term of the Agreement shall be extended to June 25, 2016 and the notice date shall be June 25, 2011.

     2. RESOURCE PLANNING TASK FORCE. LCRA shall establish and coordinate a Resource Planning Task Force, at its option or at the request of a simple majority of its customers, to assist LCRA with LCRA's preparation of its 10-year forecast of load and resources under PURA *16. The purpose of the Task Force is to maximize customer involvement with LCRA's system planning to efficiently and economically satisfy its customers' needs for reliable electric service. Customer involvement shall continue notwithstanding changes in applicable law.

          2.1 Each customer may designate a representative to nerve on the Task Force.

          2.2 The Task Force shall act as an advisory committee to LCRA in LCRA's preparation of its ten-year forecast. LCRA shale meet with the Task Force as necessary to obtain the Task Force's views before completing its draft forecast. LCRA shall submit its draft forecast to the Task Force for consideration. Any Task Force member that believes LCRA's draft forecast does not adequately reflect its views may furnish comments that LCRA shall submit to the Board along with its draft forecast.

          2.3 LCRA will make available to the Task Force the information and other resources necessary for the Task Force to discharge its function.

     3. BASELOAD AND PEAKING GENERATION CAPACITY. The Board-approved Resource Plan, as reflected in LCRA's 10-year forecast and the statewide electrical energy plan of the Public Utility Commission of Texas, may show that LCRA has a need for additional base load or peaking generation capacity.

          3.1 In the event LCRA decides to seek certification of a baseload generation unit, a decision Customer opposes, Customer may elect to fix its electrical requirements from LCRA at a "Contract Load."

               3.1.1 Customer may establish a "Contract Load" by
                     giving LCRA written notice of Customer's opposition within 90 days after Customer receives written notice of,LCRA's decision to seek certification.

               3.1.2 "Contract Load" is the total rated generation capacity of
                     LCRA at the time of the notice, multiplied by the ratio of energy purchased during the preceding 12-month period and the total energy supply during such period. Once established, a "Contract Load" may be modified when LCRA decides to seek certification of succeeding baseload generation units, provided such modification is determined to have a system-wide benefit.

               3.1.3 Customer may purchase power in excess of the "Contract
                     Load" from sources other than LCRA, and LCRA will have no duty to furnish Customer with such power.

          3.2 In the event LCRA decides not to seek certification of a peaking generation unit, a decision Customer opposes, Customer may elect to install or otherwise acquire "Customer Peaking Capacity".

               3.2.1 Customer may acquire "Customer Peaking Capacity" by giving
                     LCRA written notice at least 24 months prior to the acquisition date.

               3.2.2 "Customer Peaking Capacity" shall not exceed ten percent
                     (10%) of Customer's annual coincident peak demand during the preceding 12-month period.

          3.3 Except for purchases of power in excess of a "Contract Load" and "Customer Peaking Capacity", Customer shall not obtain electrical requirements covered by this Agreement from sources other than LCRA without first receiving LCRA's written consent, and such consent shall not be unreasonably withheld.

     4. RATE DESIGN TASK FORCE. LCRA shall establish and coordinate a Rate Design Task Force, at its option or at the request of a simple majority of its customers, to assist LCRA with LCRA's preparation of its major rate requests under PURA *43. The purpose of the Task Force is to maximize customer involvement with LCRA's activities on matters of cost of service, cost allocation and functionalization, and rate design to. create just and reasonable rates for its customers. Customer involvement shall continue notwithstanding changes in applicable law.

          4.1 Each customer may designate a representative to serve on the Task Force.

          4.2 The Task Force shall act as an advisory committee to LCRA in LCRA's preparation of its major rate requests. LCRA shall meet with the Task Force as necessary to obtain the Task Forces views before completing its draft rate filing. LCRA shall submit its draft rate filing to the Task Force for consideration. Any Task Force member that believes LCRA's draft rate filing does not adequately reflect its views may furnish comments that LCRA shall submit to the Board along with its draft rate filing.

          4.3 LCRA will make available to the Task Force the information and other resources necessary for the Task Force to discharge its function.

          4.4 The Board-approved Rate Design Plan shall be reflected in LCRA's major rate requests. LCRA shall support rates that acknowledge cost of service as a principal concern, recognizing appropriate functionalization of investments and allocation of costs, and promote the efficient use of the system. Rates shall not be unreasonably preferential, prejudicial or discriminatory, but shall be sufficient, equitable and consistent in application to each customer class.

     5. FINANCIAL INTEGRITY. LCRA shall request rates projected to recover all operating expenses, debt service and debt service coverage sufficiently in excess of the minimum coverage requirements under LCRA's priority bonds to maintain LCRA's financial integrity. LCRA's capital structure shall include a reasonable amount of short-term debt to take advantage of changes in the yield curve.

     6. RIGHT OF TERMINATION. If either party shall materially breach any provision of the Agreement, the non-breaching party shall give written notice to the breaching party describing the material breach with specificity. The breaching party shall have thirty days to cure the alleged breach. If the alleged breach is not cured, the nonbreaching part shall be entitled to terminate the Agreement effective upon thirty days written notice. This right of termination shall be cumulative, and-shall not affect any other remedy that the parties may have in law or equity.

     7. DURATION OF AGREEMENT. Except as expressly provided herein or subsequently agreed to by the parties in a written amendment, all terms and conditions of the Agreement shall remain in full force.

     Additionally, in consideration of the mutual promises set forth, LCRA and Customer further agree as follows:

     1. Customer now purchases power and energy from West Texas Utilities Company ("WTU") to serve certain portions of its load. Customer has notified WTU that it will discontinue purchasing power and energy from WTU no later than June Il, 1992. Upon the termination of purchases from WTU, Customer hereby agrees to purchase and LCRA agrees to sell and deliver all power and energy required by Customer at those points of delivery formerly served by WTU.

     2. LCRA agrees that the points of delivery for power and energy sold to Customer pursuant to this Amendment shall be the same as the points of delivery for Customer's former purchases from WTU.


                                     LOWER COLORADO RIVER AUTHORITY

                                     By:___________________________


ATTEST:

----------------------------


                                     McCULLOCH ELECTRIC COOPERATIVE, INC.

                                     By____________________________

ATTEST:


----------------------------

                Effective: June 1, 1999               Revised Sheet No. 1 of 4
            EXHIBIT A OF WHOLESALE POWER AGREEMENT DATE JUNE 25, 1974
 Revisions of Sheet 1 and Total Maximum Demand Stated in Paragraph 1 of Sheet 2

                               POINTS OF DELIVERY
                         MCCULLOCH ELECTRIC COOPERATIVE
                                   Distributor

                                                Contract Load
                                               (KW, NCP) Year           Estimated Contract Load
                                                   Ending              (KW,  NCP)  Years  Ending June 25

No.  Location                Phase     Season      6/25/00         2001       2002       2003       2004

1    Brownwood Tap             3       Summer        2250          2413       2531       2657       2789
                                       Winter        2800          3000       3145       3297       3457

2    Camp San Saba             3       Summer        4950          5100       5280       5450       5600
                                       Winter        4500          5500       5600       5650       5700

3    Dutton                    3       Summer        4179          4328       446        4602       4744
                                       Winter        4800          5000       5185       5378       5578

4    Eden                      3       Summer        1660          1730       180)       1870       1940
                                       Winter        1700          1760       1810       1860       1910

5    Hext                      3       Summer        638           657        677        699        722
                                       Winter        571           598        626        656        688

6    Melvin Tap                3       Summer        1060          1080       1110       1140       1170
                                       Winter        782           804        825        850        870

7    Richland Springs          3       Summer        3320          3453       3567       3685       3806
                                       Winter        2580          2660       2740       2830       2910

8    Terry                     3       Summer        810           840        866        897        927




                                       Winter        803           834        865        885        908

         Summer Totals:                              18857         19601      20295      21000      21698
         Winter Totals:                              18536         20156      20796      21406      22021

Paragraph 1, Page 2 of Exhibit A
         LOWER COLORADO RIVER AUTHORITY    MCCULLOCH ELECTRIC COOPERATIVE


ATTEST:  BY:_________________      ATTEST:      BY:___________________________
              General Manager

________ DATE: ______                           _________ DATE: _________